Exhibit 1.01

Orbital ATK, Inc.

Conflict Minerals Report

for the Year Ended December 31, 2017

Explanatory Note

This report (the “Report”) of Orbital ATK Inc. (the “Company”, “we”, “us” or “our”), for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934. The rule imposes certain disclosure obligations on Securities Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of such products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, the registrant must conduct due diligence on the source and chain of custody of such conflict minerals.  The registrant must submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.  The efforts described below were undertaken on the products manufactured by the Company in 2017.

Company and Product Overview

I.                                        Introduction

Orbital ATK, Inc. is an aerospace and defense company that operates in the United States and internationally.  The Company designs, builds and delivers space, defense and aviation systems to customers around the world both as a prime contractor and as a merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures.

Certain Orbital ATK products (“Covered Products”) contain materials and components that use tin, tantalum, tungsten and/or gold (“3TG”).  Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; consequently, the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain.  The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us.  We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of the 3TG metals contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use.  We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.                                   Product Description

The products subject to the requirements of this report are launch vehicles, missile interceptors and targets, solid rocket motors, aerospace structures, precision weapons, defense electronic systems, missile products, small-, medium- and large-caliber ammunition, satellites and spacecraft components.

III.                              Reasonable Country of Origin Inquiry

The Company’s overall compliance program included conducting a reasonable country of origin inquiry (“RCOI”) as required by the SEC and related processes for surveying our supply chain to ascertain the origin of the 3TG in our products.  In furtherance of the RCOI process, suppliers for the Company were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Common Reporting Template.  The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Upon receipt of templates, the Company reviewed questionnaires received for completeness and consistency of answers.  Suppliers were required to provide corrections and clarifications where needed.  We identified a list of smelters and refiners that potentially supplied 3TG used in our manufactured products and the countries of origin of such smelters and refiners. As many of our suppliers reported smelters and refiners at the company level rather than with respect to the specific products sold to us, it is possible that the consolidated list includes smelters and/or refiners that do not provide 3TG used in our manufactured products.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

IV.                               Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the Organisation for Economic Cooperation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and accompanying Supplements.

V.                                    Due Diligence Measures Performed by Orbital ATK

Due diligence measures performed included, but are not limited to, the following:

•                  Maintaining a multi-disciplinary internal team to implement our due diligence measures.  Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments.

•                  Maintaining a database which was internally developed to store our supply chain Conflict Minerals records, including all returned templates.

•                  Reporting to management on the status of our compliance processes.

•                  Communicating our policy on Conflict Minerals to direct suppliers.

•                  Using a third party service, comparing smelters and refiners identified by suppliers to the Conflict Free Smelter Initiative lists of validated conflict free and verified facilities and to other similar audit programs that have mutual-recognition with the CFSI: the London Bullion Metal Association’s Good Delivery List (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”).  The third-party service also compared the identified processing facilities against its own smelter and refinery database to help determine if an identified entity was in fact a refiner or smelter, whether it was exclusively a recycler, mine country of origin information and other relevant information.

•                  Publicly reporting the results of our due diligence through our Form SD and Conflict Minerals Report filed with the SEC and available on our website.

VI.                               Product Determination

We received inconclusive data from our direct suppliers, and material source information is still developing.  Therefore, we are unable to make a definitive determination about the source of the tin, tungsten, tantalum or gold in our products.  At the same time, we received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.  We are unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore, our list of smelters and refiners likely contains more processing facilities than are actually in our supply chain.  In addition, some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

VII.                          Reporting of Facilities

We identified the following facilities as having processed conflict minerals that may be in our supply chain.  Where designated as “CFSI Audited”, the particular smelter or refiner has achieved a Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition (LBMA or RJC):

CFSI Audited Gold Refineries

Advanced Chemical Company
Aida Chemical Industries Co., Ltd.
Al Etihad Gold LLC
Allgemeine Gold-und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Corrego do Sitio Mineracao
Argor-Heraeus S.A.
Asahi Pretec Corp.
Asahi Refining Canada Ltd.
Asahi Refining USA Inc.
Asaka Riken Co., Ltd.
AU Traders and Refiners
Aurubis AG
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
C. Hafner GmbH + Co. KG
CCR Refinery - Glencore Canada Corporation
Cendres + Metaux S.A.

Chimet S.p.A.
Daejin Indus Co., Ltd.
DODUCO Contacts and Refining GmbH
DSC (Do Sung Corporation)
Eco-System Recycling Co., Ltd.
Emirates Gold DMCC
Geib Refining Corporation
Gold Refinery of Zijin Mining Group Co., Ltd.
HeeSung Metal Ltd.
Heimerle + Meule GmbH
Heraeus Metals Hong Kong Ltd.
Heraeus Precious Metals GmbH & Co. KG
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Italpreziosi
Japan Mint
Jiangxi Copper Co., Ltd.
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.
Kazzinc
Kennecott Utah Copper LLC
Kojima Chemicals Co., Ltd.
Korea Zinc Co., Ltd.
Kyrgyzaltyn JSC
LS-NIKKO Copper Inc.
Materion
Matsuda Sangyo Co., Ltd.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor Technologies (Suzhou) Ltd.
Metalor Technologies S.A.
Metalor USA Refining Corporation
Metalurgica Met-Mex Penoles S.A. De C.V.
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
MMTC-PAMP India Pvt., Ltd.
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.S.
Nihon Material Co., Ltd.
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Ohura Precious Metal Industry Co., Ltd.
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
OJSC Novosibirsk Refinery
PAMP S.A.
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Precinox S.A.
Rand Refinery (Pty) Ltd.

Republic Metals Corporation
Royal Canadian Mint
SAAMP
Safimet S.p.A
SAFINA A.S.
Samduck Precious Metals
SAXONIA Edelmetalle GmbH
SEMPSA Joyeria Plateria S.A.
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Sichuan Tianze Precious Metals Co., Ltd.
Singway Technology Co., Ltd.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co., Ltd.
SungEel HiMetal Co., Ltd.
T.C.A S.p.A
Tanaka Kikinzoku Kogyo K.K.
The Refinery of Shandong Gold Mining Co., Ltd.
Tokuriki Honten Co., Ltd.
Torecom
Umicore Brasil Ltda.
Umicore Precious Metals Thailand
Umicore S.A. Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi S.A.
Western Australian Mint (T/a The Perth Mint)
WIELAND Edelmetalle GmbH
Yamakin Co., Ltd.
Yokohama Metal Co., Ltd.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Gold Refineries Not CFSI Audited

Abington Reldan Metals, LLC

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Bangalore Refinery

Caridad

Chugai Mining

Daye Non-Ferrous Metals Mining Ltd.

Degussa Sonne / Mond Goldhandel GmbH

Elemetal Refining, LLC

Fidelity Printers and Refiners Ltd.

GCC Gujrat Gold Centre Pvt. Ltd.

Great Wall Precious Metals Co., Ltd. of CBPM

Guangdong Jinding Gold Limited

Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Hangzhou Fuchunjiang Smelting Co., Ltd.

Hunan Chenzhou Mining Co., Ltd.

HwaSeong CJ CO., LTD.

Kaloti Precious Metals

Kazakhmys Smelting LLC

KGHM Polska Miedz Spolka Akcyjna

L’azurde Company For Jewelry

L’Orfebre S.A.

Lingbao Gold Co., Ltd.

Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Modeltech Sdn Bhd

Morris and Watson

Morris and Watson Gold Coast

Navoi Mining and Metallurgical Combinat

Pease & Curren

Penglai Penggang Gold Industry Co., Ltd.

Refinery of Seemine Gold Co., Ltd.

Remondis Argentia B.V.

Sabin Metal Corp.

Sai Refinery

SAMWON METALS Corp.

Shandong Tiancheng Biological Gold Industrial Co., Ltd.

State Research Institute Center for Physical Sciences and Technology

Sudan Gold Refinery

Tongling Nonferrous Metals Group Co., Ltd.

Tony Goetz NV

TOO Tau-Ken-Altyn

Universal Precious Metals Refining Zambia

Yunnan Copper Industry Co., Ltd.

CFSI Audited Tantalum Smelters

Asaka Riken Co., Ltd.

Changsha South Tantalum Niobium Co., Ltd.

D Block Metals, LLC

Exotech Inc.

F&X Electro-Materials Ltd.

FIR Metals & Resource Ltd.

Global Advanced Metals Aizu

Global Advanced Metals Boyertown

Guangdong Rising Rare Metals-EO Materials Ltd.

Guangdong Zhiyuan New Material Co., Ltd.

H.C. Starck Co., Ltd.

H.C. Starck Hermsdorf GmbH

H.C. Starck Inc.

H.C. Starck Ltd.

H.C. Starck Smelting GmbH & Co. KG

H.C. Starck Tantalum and Niobium GmbH

Hengyang King Xing Lifeng New Materials Co., Ltd.

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Jiangxi Tuohong New Raw Material

JiuJiang JinXin Nonferrous Metals Co., Ltd.

Jiujiang Nonferrous Metals Smelting Company Limited

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

KEMET Blue Metals

Kemet Blue Powder

LSM Brasil S.A.

Metallurgical Products India Pvt., Ltd.

Mineracao Taboca S.A.

Mitsui Mining and Smelting Co., Ltd.

Ningxia Orient Tantalum Industry Co., Ltd.

NPM Silmet AS

Power Resources Ltd.

QuantumClean

Resind Industria e Comercio Ltda.

RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.

Solikamsk Magnesium Works OAO

Taki Chemical Co., Ltd.

Telex Metals

Ulba Metallurgical Plant JSC

XinXing Haorong Electronic Material Co., Ltd.

Tantalum Smelters Not CFSI Audited

None.

CFSI Audited Tin Smelters

Alpha

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

China Tin Group Co., Ltd.

CV Ayi Jaya

CV Dua Sekawan

CV Gita Pesona

CV United Smelting

CV Venus Inti Perkasa

Dowa

EM Vinto

Fenix Metals

Gejiu Fengming Metallurgy Chemical Plant

Gejiu Jinye Mineral Company

Gejiu Kai Meng Industry and Trade LLC

Gejiu Non-Ferrous Metal Processing Co., Ltd.

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Guanyang Guida Nonferrous Metal Smelting Plant

HuiChang Hill Tin Industry Co., Ltd.

Huichang Jinshunda Tin Co., Ltd.

Jiangxi Ketai Advanced Material Co., Ltd.

Jiangxi New Nanshan Technology Ltd.

Magnu’s Minerais Metais e Ligas Ltda.

Malaysia Smelting Corporation (MSC)

Melt Metais e Ligas S.A.

Metallic Resources, Inc.

Metallo Belgium N.V.

Metallo Spain S.L.U.

Mineracao Taboca S.A.

Minsur

Mitsubishi Materials Corporation

O.M. Manufacturing (Thailand) Co., Ltd.

O.M. Manufacturing Philippines, Inc.

Operaciones Metalurgical S.A.

PT Aries Kencana Sejahtera

PT Artha Cipta Langgeng

PT ATD Makmur Mandiri Jaya

PT Babel Inti Perkasa

PT Bangka Prima Tin

PT Bangka Tin Industry

PT Belitung Industri Sejahtera

PT Bukit Timah

PT DS Jaya Abadi

PT Eunindo Usaha Mandiri

PT Inti Stania Prima

PT Karimun Mining

PT Kijang Jaya Mandiri

PT Lautan Harmonis Sejahtera

PT Menara Cipta Mulia

PT Mitra Stania Prima

PT Panca Mega Persada

PT Premium Tin Indonesia

PT Prima Timah Utama

PT Rajehan Ariq

PT Refined Bangka Tin

PT Sariwiguna Binasentosa

PT Stanindo Inti Perkasa

PT Sukses Inti Makmur

PT Sumber Jaya Indah

PT Timah (Persero) Tbk Kundur

PT Timah (Persero) Tbk Mentok

PT Tinindo Inter Nusa

PT Tommy Utama

Resind Industria e Comercio Ltda.

Rui Da Hung

Soft Metais Ltda.

Thaisarco

White Solder Metalurgia e Mineracao Ltda.

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Yunnan Tin Company Limited

Tin Smelters Not CFSI Audited

An Vinh Joint Stock Mineral Processing Company

CNMC (Guangxi) PGMA Co., Ltd.

Electro-Mechanical Facility of the Cao Bang

Minerals & Metallurgy Joint Stock Company

Estanho de Rondonia S.A.

Modeltech Sdn Bhd

Nghe Tinh Non-Ferrous Metals Joint Stock Company

Super Ligas

Tuyen Quang Non-Ferrous Metals Joint Stock Company

CFSI Audited Tungsten Smelters

A.L.M.T. TUNGSTEN Corp.

ACL Metais Eireli

Asia Tungsten Products Vietnam Ltd.

Chenzhou Diamond Tungsten Products Co., Ltd.

Chongyi Zhangyuan Tungsten Co., Ltd.

Fujian Jinxin Tungsten Co., Ltd.

Ganzhou Huaxing Tungsten Products Co., Ltd.

Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.

Global Tungsten & Powders Corp.

Guangdong Xianglu Tungsten Co., Ltd.

H.C. Starck Smelting GmbH & Co. KG

H.C. Starck Tungsten GmbH

Hunan Chenzhou Mining Co., Ltd.

Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji

Hunan Chunchang Nonferrous Metals Co., Ltd.

Hydrometallurg, JSC

Japan New Metals Co., Ltd.

Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Jiangxi Gan Bei Tungsten Co., Ltd.

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Jiangxi Yaosheng Tungsten Co., Ltd.

Kennametal Fallon

Kennametal Huntsville

Malipo Haiyu Tungsten Co., Ltd.

Moliren Ltd.

Niagara Refining LLC

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC

Philippine Chuangxin Industrial Co., Inc.

South-East Nonferrous Metal Company Limited of Hengyang City

Tejing (Vietnam) Tungsten Co., Ltd.

Unecha Refractory Metals Plant

Vietnam Youngsun Tungsten Industry Co., Ltd.

Wolfram Bergbau und Hutten AG

Woltech Korea Co., Ltd.

Xiamen Tungsten (H.C.) Co., Ltd.

Xiamen Tungsten Co., Ltd.

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Tungsten Smelters Not CFSI Audited

Ganzhou Haichuang Tungsten Industry Co., Ltd.

Ganzhou Yatai Tungsten Co., Ltd.

Hunan Litian Tungsten Industry Co., Ltd.

Jiangxi Dayu Longxintai Tungsten Co., Ltd.

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Country of Origin Information

Based on the data collected and reviewed, the countries of origin of the 3TG in our products may include:
Angola, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), DRC – Congo (Kinshasa), Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea – Republic of, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, USA, Uzbekistan, Vietnam, Zambia, and Zimbabwe.